EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10184) of Unilever N.V. of our report dated June 9, 2006 relating to the financial statements of the Unicare Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 27, 2006